                                                        Exhibit 99 (e)
                                                       --------------
                                                         ( 1 of 1 )

                                                       Schedule X

         MCI COMMUNICATIONS CORPORATION AND SUBSIDIARIES
           SUPPLEMENTARY INCOME STATEMENT INFORMATION
                          (IN MILLIONS)

- ----------------------------------------------------------------
    Column A                            Column B
- ----------------------------------------------------------------

                                 Year ended December 31,
                                 -----------------------
                               1993         1992        1991
                               ----         ----        ----
Repairs and Maintenance        $ 97         $ 89        $ 91

Taxes, other than payroll
  and income taxes               97          100          88

Advertising                     476          312         266










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